UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022

Software Acquisition Group Inc. III

(Exact name of registrant as specified in its charter)

Delaware	001-40682	86-1370703
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1980 Festival Plaza Drive, Suite 300

Las Vegas, NV 89135

310-991-4982

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	SWAGU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	SWAG	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share Class A Common Stock for $11.50 per share	SWAGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

As previously disclosed, on February 14, 2022, Software Acquisition Group Inc. III, a Delaware corporation (“SWAG,” and following the consummation of the Business Combination (as defined below), the “Post-Combination Company”), and Nuevo Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of SWAG (“Merger Sub”), entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) with Branded Online, Inc. (d/b/a Nogin), a Delaware corporation (“Nogin” or the “Company”). If (i) the Merger Agreement is adopted and the transactions contemplated thereby, including the Merger (as defined below), are approved by SWAG’s and Nogin’s stockholders and (ii) the Merger is subsequently completed, Merger Sub will merge with and into Nogin, with Nogin surviving the Merger as a wholly owned subsidiary of SWAG (the “Merger” and, along with the transactions contemplated in the Merger Agreement, the “Transactions”).

On April 20, 2022, SWAG, Merger Sub and Nogin entered into the Amendment to the Merger Agreement (the “MA Amendment”). The MA Amendment reflects the parties’ agreement to lower the cash consideration amount from $20 million to $15 million and increase the share consideration in a proportionate amount.

The foregoing summary of the MA Amendment is qualified in its entirety by reference to the text of the MA Amendment, which is attached as Exhibit 2.1 hereto and incorporated herein by reference. The MA Amendment contains representations, warranties and covenants that the respective parties thereto made to each other as of the date of the MA Amendment or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. In particular, the assertions embodied in the representations and warranties in the MA Amendment were made as of a specified date, are modified or qualified by information in one or more confidential disclosure letters prepared in connection with the execution and delivery of the MA Amendment, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the MA Amendment are not necessarily characterizations of the actual state of facts about SWAG, Merger Sub or the Company, as applicable, at the time they were made or otherwise and should only be read in conjunction with the other information that SWAG makes publicly available in reports, statements and other documents filed with the SEC.

Private Placement

PIPE Subscription Agreements

As an additional component of the proposed Transactions, SWAG, certain guarantors named therein (the “Notes Guarantors”) and certain investors named therein (each, a “Subscriber” and collectively, the “Subscribers”), entered into subscription agreements (each, a “PIPE Subscription Agreement” and collectively, the “PIPE Subscription Agreements”) pursuant to which SWAG agreed to issue and sell, at the par value of the notes, to the Subscribers immediately prior to the closing of the Merger (i) up to an aggregate principal amount of $75 million of 7.00% Convertible Senior Notes due 2026 (the “Convertible Notes”) convertible into shares of SWAG Class A common stock, par value $0.0001 per share (“SWAG Common Stock”), and (ii) an aggregate of 1.5 million warrants (the “PIPE Warrants”) with each whole PIPE Warrant entitling the holder thereof to purchase one share of SWAG Common Stock (the transactions described in clauses (i) and (ii), collectively, the “PIPE Investment”). The Subscribers have agreed to purchase $60 million aggregate principal amount of the Convertible Notes, with a subsidiary of UBS Hedge Fund Solutions LLC (“UBS”) having the option to purchase up to an additional $10 million aggregate principal amount of the Convertible Notes (together with additional PIPE Warrants) pursuant to an “accordion feature” included in UBS’s PIPE Subscription Agreement. Jonathan Huberman, Chief Executive Officer of SWAG, has also executed a PIPE Subscription Agreement for $0.5 million aggregate principal amount of Convertible Notes. Subscribers will also receive a pro rata portion of the PIPE Warrants in connection with their respective commitments to purchase the Convertible Notes.

The PIPE Investment is conditioned on (i) the substantially contemporaneous closing of the Merger and other Transactions as well as the execution of (x) an indenture governing the Convertible Notes (the “Indenture”) by and among SWAG, as issuer, the Notes Guarantors, as guarantors, and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Trustee”) and related agreements securing the payment of the obligations under the Convertible Notes and the Indenture, and (y) a warrant agreement (the “PIPE Warrant

Agreement”), by and between SWAG, as issuer, and Continental Stock Transfer & Trust Company, as warrant agent; (ii) certain minimum cash and liquidity requirements; (iii) representations and warranties of the parties to the PIPE Subscription Agreement being true and correct in all material respects as of the closing date of the Transactions (except where qualified as to materiality or otherwise); (iv) absence of material adverse effect with respect to SWAG or the Notes Guarantors, as applicable; and (v) other customary closing conditions. Up to $15 million of the proceeds from the PIPE Investment will be used to fund the cash consideration for the Merger. The Subscription Agreements provide for certain customary registration rights for the PIPE Investors.

PIPE Convertible Notes

The Convertible Notes will mature on the fourth anniversary of the closing of the Merger (the “Maturity Date”), unless earlier repurchased, redeemed or converted in accordance with their terms, and will accrue interest at a rate of 7.00% per annum, payable in cash.

The Convertible Notes may be converted at any time (in whole or in part) into shares of SWAG Common Stock, at the option of the holder of such Convertible Note, based on the applicable conversion rate at such time. The initial conversion price will be approximately $11.50 per share of SWAG Common Stock, based on an initial conversion rate of 86.9565 shares of SWAG Common Stock per $1,000 principal amount of Convertible Notes. For conversions with a conversion date on or after the first anniversary of the closing of the Transactions and prior to the regular record date immediately preceding the Maturity Date, the conversion consideration will also include an interest make-whole payment equal to the remaining scheduled payments of interest on the Convertible Note being converted through the Maturity Date. The Post-Combination Company will be able to elect to make such interest make-whole payment in cash or in SWAG Common Stock, subject to certain conditions. The conversion rate will be subject to adjustments to be set forth in the Indenture, including conversion rate resets (x) on the dates that are 13 and 25 months following the closing of the Transactions and (y) following the consummation of certain equity and equity-linked offerings by the Post-Combination Company and sales of certain equity and equity-linked securities by certain shareholders of the Post-Combination Company.

Each holder of a Convertible Note will have the right to cause the Post-Combination Company to repurchase for cash all or a portion of the Convertible Notes held by such holder upon the occurrence of a “fundamental change,” a customary definition of which is to be provided in the Indenture (a “Fundamental Change”), at a price equal to (i) on or before the 13-month anniversary of the closing of the Transactions, 100% of the original principal amount of such Convertible Note, and (ii) from and after the 13-month anniversary of the closing of the Transactions, 100% of the accreted principal amount applicable at such time pursuant to the terms of the Indenture, in each case, plus accrued and unpaid interest. In the event of a conversion in connection with a Fundamental Change, the Conversion Rate will be adjusted by a number of shares to be set forth in the Indenture (subject to the converting holder’s ability to instead receive the interest make-whole payment described above, if so elected).

The Indenture will include restrictive covenants that, among other things, will require the Post-Combination Company to maintain a minimum level of liquidity on a consolidated basis and will limit the ability of the Post-Combination Company and its subsidiaries to incur indebtedness above certain thresholds or to issue preferred stock, to make certain restricted payments and to dispose of certain material assets and engage in other asset sales, subject to reinvestment rights, to pay certain advisory fees in connection to the Transactions and the transactions contemplated by the PIPE Subscription Agreements above a certain threshold, and other customary covenants with respect to the collateral securing the obligations created by the Convertible Notes and the Indenture, including the entry into security documents (in each case, subject to certain exceptions to be set forth in the Indenture); provided that the covenants with respect to (i) the making of restricted payments, (ii) the incurrence of indebtedness, (iii) the disposition of certain material assets and asset sales, (iv) liquidity, (v) the payment of advisory fees and (vi) the collateral securing the obligations created by the Convertible Notes and the Indenture shall terminate once less than 15% of the aggregate principal amount of the Convertible Notes are outstanding. The liquidity covenant will also terminate when the Post-Combination Company achieves $175 million in consolidated revenue in the preceding four fiscal quarters.

Certain of the Post-Combination Company’s subsidiaries will serve as Notes Guarantors that jointly and severally, fully and unconditionally guarantee the obligations under the Convertible Notes and the Indenture. The Indenture also requires certain future subsidiaries of the Post-Combination Company, if any, to become Notes Guarantors. This covenant will terminate once less than 15% of the aggregate principal amount of the Convertible Notes are outstanding.

The Indenture will include customary events of default and related provisions for potential acceleration of the Convertible Notes.

PIPE Warrants

Each whole PIPE Warrant will entitle the holder thereof to purchase one share of SWAG Common Stock at a price of $11.50 per share, subject to adjustment as described below, at any time until the PIPE Warrant’s expiration.

The PIPE Warrants may be called for redemption by the Post-Combination Company at any time if, and only if, the reported last sale price of the shares of SWAG Common Stock equals or exceeds $18.00 per share (subject to adjustment as described below), for any twenty (20) trading days within a thirty (30) trading day period commencing after the PIPE Warrants become exercisable and ending on the third trading day prior to the date on which notice of redemption is given; provided that there is a current registration statement in effect with respect to the resale of shares of SWAG Common Stock underlying such PIPE Warrants (either on a cash or “cashless” exercise basis), and a current prospectus relating thereto, throughout the thirty-day redemption period.

The exercise price and number of shares of SWAG Common Stock issuable on exercise of the PIPE Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or a recapitalization, reorganization, merger or consolidation.

Resale Shelf Registration Rights

SWAG has agreed to file a shelf registration statement following the consummation of the Transactions to register the resale of the shares of SWAG Common Stock issuable upon conversion of the Convertible Notes and exercise of the PIPE Warrants. Additional interest will be payable if SWAG does not file or make effective the shelf registration statement within certain time periods or if the shelf registration statement fails to be effective for a certain amount of time.

The foregoing summaries of the forms of the PIPE Subscription Agreement, the Indenture and the PIPE Warrant Agreement are qualified in their entirety by reference to the text of the forms of PIPE Subscription Agreement, Indenture and PIPE Warrant Agreement which are attached as Exhibits 10.1, 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Private Placement

The disclosure set forth above under the heading “Private Placement” in Item 1.01 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 3.02. The Convertible Notes and the PIPE Warrants to be issued in connection with the PIPE Investment will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure

Press Release

On April 20, 2022, SWAG and the Company issued a joint press release (the “Press Release”) announcing the execution of the PIPE Subscription Agreements. Subsequent to the issuance of the Press Release, a PIPE Subscription Agreement for an additional $5 million was entered into by the Company, such that the aggregate principal amount of Convertible Notes subscribed for in the PIPE Investment was increased to up to $75 million. The Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of SWAG under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any of the information contained in this Item 7.01, including Exhibit 99.1.

Additional information

This Report relates to a proposed business combination between the Company and SWAG (the “Business Combination”). SWAG has filed with the SEC a registration statement containing a proxy statement/prospectus relating to the proposed Business Combination, which will be mailed to its stockholders once definitive. This communication does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the proposed Business Combination. This Report is not a substitute for any registration statement or for any other document that SWAG or the Company may file with the SEC in connection with the proposed Business Combination. Investors and security holders are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about the Company, SWAG, and the proposed Business Combination.

When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to stockholders of SWAG as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, through the website maintained by the SEC at www.sec.gov, or by directing a request to: Software Acquisition Group Inc. III 1980 Festival Plaza Drive, Ste. 300, Las Vegas, Nevada.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Participants in Solicitation

SWAG and the Company and their respective directors and executive officers, under SEC rules, may be deemed participants in the solicitation of proxies from SWAG’s stockholders in connection with the proposed Business Combination. A list of the names of SWAG’s directors and executive officers and a description of their interests in SWAG is contained in SWAG’s final prospectus relating to its initial public offering dated July 30, 2021, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Software Acquisition Group Inc. III 1980 Festival Plaza Drive, Ste. 300, Las Vegas, Nevada. Additional information regarding the names and interests will be set forth in the proxy statement/prospectus for the proposed Business Combination when available. A list of the names of the Company’s directors and executive officers and information regarding their interests in the proposed Business Combination is set forth in the proxy statement/prospectus filed as part of the Registration Statement on Form S-4 for the proposed Business Combination, which has not yet been declared effective.

Forward-Looking Statements

Certain statements included in this Report are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or SWAG’s or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “would”, “seem”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “future”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward looking. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by SWAG and its management, and the Company and its management, as the case may be, are inherently uncertain. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of SWAG. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against SWAG, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of SWAG, to obtain financing to complete the Business Combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the risk that SWAG, the Company and certain other parties to the Transactions may amend one or more agreements applicable to the Transactions prior to the closing of the Transactions, and/or that the Transactions may not be completed in a timely manner, in the amount described herein or at all; (6) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (12) inaccuracies for any reason in the estimates of expenses and profitability and projected financial information for the Company; and (13) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in SWAG’s (i) Annual Report on Form 10-K for the year ended December 31, 2021, (ii) proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2022 and (iii) other documents filed by SWAG from time to time with the SEC.

Nothing in this Report should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward looking statements, which speak only as of the date they are made. Neither SWAG nor the Company undertakes any duty to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit	Description

2.1	Amendment to Agreement and Plan of Merger, dated as of April 20, 2022

4.1	Form of Convertible Notes Indenture

4.2	Form of PIPE Warrant Agreement

10.1	Form of Subscription Agreement.

99.1	Press Release dated April 20, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2022

SOFTWARE ACQUISITION GROUP INC. III

By:	/s/ Jonathan S. Huberman
Name:	Jonathan S. Huberman
Title:	Chief Executive Officer

[Signature Page to Form 8-K]